Exhibit 99.4

TEG SPV GROUP

Condensed Combined Balance Sheets

(All dollar amounts are in thousands)

		June 30,	December 31,
	Note	2026	2025
		(unaudited)

ASSETS
Current assets:
Cash and cash equivalents		$883	$1,718
Inventories		337	290
Due from related parties	21	19,698	26,962
Accounts receivable (net of allowance for credit losses of $647 and $390, respectively)	6	4,441	3,860
Notes receivable (net of allowance for credit losses of $18 and $68, respectively)	7	1,331	5,022
Prepaid expenses and other current assets	8	2,379	1,667
Total current assets		29,069	39,519

Non-current assets:
Deferred income tax assets	17	153	46
Property and equipment, net	9	95,468	95,593
Total non-current assets		95,621	95,639
TOTAL ASSETS		$124,690	$135,158

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Due to related parties	21	$1,871	$1,840
Accounts payable and other liabilities	10	3,457	2,278
Contract liabilities	11	2,622	2,502
Income taxes payable		4,462	3,406
Other taxes payable	12	872	1,022
Current maturities of loans payable	13	10,217	14,705
Total current liabilities		23,501	25,753

Non-current liabilities:
Accounts payable and other liabilities	10	358	254
Loans payable	13	15,289	20,481
Deferred income tax liabilities	17	341	2
Total non-current liabilities		15,988	20,737
TOTAL LIABILITIES		$39,489	$46,490

Commitments and contingencies	18

SHAREHOLDERS’ EQUITY
Contributed capital	14	82,298	82,298
Retained earnings		1,802	5,049
Currency translation adjustment		1,101	1,321

TOTAL SHAREHOLDERS’ EQUITY		85,201	88,668

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$124,690	$135,158

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

TEG SPV GROUP

Condensed Combined Statements of Operations and Comprehensive Income

(All dollar amounts are in thousands)

(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
	Note	2026	2025	2026	2025

Revenue	2	$11,246	$12,769	$17,375	$18,525
Cost of sales	15	(5,973)	(5,585)	(10,706)	(10,026)

Gross profit		5,273	7,184	6,669	8,499

Selling, general and administrative expenses	16	(1,063)	(869)	(1,942)	(1,416)
Provision for bad debts, net	6,7,21	(186)	(44)	(175)	(94)
Other operating expenses, net		(233)	(583)	(458)	(661)
Operating income		3,791	5,688	4,094	6,328

Interest income		562	350	2,391	678
Interest expense		(540)	(741)	(1,229)	(1,515)
Other expenses, net		-	22	-	22
Net foreign exchange gain/(loss)		312	691	(324)	688
Income before income taxes		4,125	6,010	4,932	6,201
Income tax expense	17	(946)	(1,012)	(1,326)	(1,049)
Net income		$3,179	$4,998	$3,606	$5,152
Other comprehensive income, net of tax :
Currency translation difference		1,657	1,657	(219)	1,719
Other comprehensive income, net of tax :		1,657	1,657	(219)	1,719
Comprehensive income		$4,836	$6,655	$3,387	$6,871

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

TEG SPV GROUP

Condensed Combined Statements of Changes in Shareholders’ Equity
(All dollar amounts are in thousands)

(unaudited)

	Note	Contributed capital	Retained earnings	Currency translation adjustment	Total shareholders’ equity
Balance at December 31, 2024		$82,536	$1,413	$(4,734)	$79,215
Net income		-	154	-	154
Issuance of contributed capital		-	-	-	-
Owner-related expenses reclassified as distribution		-	(931)	-	(931)
Other contributions and distributions		319	-	-	319
Other comprehensive income (loss), net of tax		-	-	-	-
Currency translation differences		-	-	62	62
Balance at March 31, 2025		82,855	636	(4,672)	78,819
Net income		-	4,998	-	4,998
Issuance of contributed capital		-	-	-	-
Owner-related expenses reclassified as distribution		-	(2,614)	-	(2,614)
Other contributions and distributions		565	-	-	565
Other comprehensive income (loss), net of tax		-	-	-	-
Currency translation differences		-	-	1,657	1,657
Balance at June 30, 2025		$83,420	$3,020	$(3,015)	$83,425

Balance at December 31, 2025		$82,298	$5,049	$1,321	$88,668
Net income		-	427	-	427
Issuance of contributed capital		-	-	-	-
Owner-related expenses reclassified as distribution		-	(3,460)	-	(3,460)
Other contributions and distributions		192	-	-	192
Other comprehensive income (loss), net of tax		-	-	-	-
Currency translation differences		-	-	(1,876)	(1,876)
Balance at March 31, 2026		82,490	2,017	(555)	83,951
Net income		-	3,179	-	3,179
Issuance of contributed capital		-	-	-	-
Owner-related expenses reclassified as distribution		-	(3,394)	-	(3,394)
Other contributions and distributions		(192)	-	-	(192)
Other comprehensive income (loss), net of tax		-	-	-	-
Currency translation differences		-	-	1,657	1,657
Balance at June 30, 2026		$82,298	$1,802	$1,102	$85,201

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

TEG SPV GROUP

Condensed Combined Statements of Cash Flows

(All dollar amounts are in thousands)

(unaudited)

		Six Months Ended June 30,
	Note	2026	2025

Cash flows from operating activities
Net income		$3,606	$5,152

Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation of property and equipment	9	2,083	2,136
Provision for bad debts, net	6,7,21	175	94
Loss/(gain) on disposal of property and equipment		128	(8)
Interest income		(2,391)	(678)
Interest expense		1,229	1,515
Net foreign exchange loss/(gain)		324	(688)
Deferred income taxes	17	231	340

Changes in working capital, net of effects
Accounts receivable, net		998	(1,721)
Inventories		(48)	(81)
Prepaid expenses and other current assets		508	(2,767)
Accounts payable and other liabilities		66	(324)
Contract liabilities		56	(891)
Advance received		-	(2,021)
Other taxes payable		(3)	3,820
Income tax payable		1,063	700
Net cash provided by operating activities		8,025	4,578

Cash flows from investing activities
Purchases of property and equipment		(2,436)	(1,959)
Proceeds from sales of property and equipment	9	237	8
Refund of construction advances made	9	-	3,975
Originations of notes receivable		(9,354)	(828)
Proceeds from collections of notes receivable		19,346	1,023
Net cash provided by investing activities		7,793	2,219

Cash flows from financing activities
Proceeds from loans payable		41	44
Repayment of loans payable		(9,696)	(3,726)
Owner distributions	14	(6,854)	(3,545)
Net cash used in financing activities		(16,509)	(7,227)

Effect of exchange rate changes on cash and cash equivalents		(144)	77
Net decrease in cash and cash equivalents		(835)	(353)
Cash and cash equivalents, beginning of period		1,718	1,038
Cash and cash equivalents, end of period		$883	$685

Supplemental disclosure of cash flow information:
Cash payments during the period for
Income taxes		(25)	(58)
Interest, net of capitalized interest		(1,266)	(1,507)

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

1. Group Structure and Common Control Reorganization

TEG SPV LLC is the holding company of TEG SPV Group (the “Group”). It is registered at 64/2 Mahtumquli Street, Yashnobod District, Tashkent.

The holding company is wholly owned by TOURISM AND ENTERTAINMENT GROUP LLC (the “parent company”) and WELLMORE LLC. Both the parent company and WELLMORE LLC are controlled by the same ultimate beneficial owner, Mr. Jakhongir Abidovich Artikkhodjaev, a citizen of the Republic of Uzbekistan (the “UBO”).

The Group operates three core businesses in the Republic of Uzbekistan, comprising two hotels and one exhibition center. During the fourth quarter of 2025, the Group underwent a legal restructuring involving the establishment of TEG SPV LLC as a holding company, together with the creation of two new subsidiaries, with the objective of bringing the Group under a unified holding structure. As part of this restructuring, one hotel operating entity (Hilton Tashkent) was transferred to the holding company. In addition, the primary real estate assets of the other two operating businesses were transferred to the newly established subsidiaries.

Following the completion, the Group’s legal structure and principal activities will be as follows:

Group principal businesses	Legal entities	Date of incorporation	Principal activities
Holding company	TEG SPV LLC	October 2025	Strategic management, coordination of subsidiaries and holding of investments in operating entities
Hilton Tashkent	AKFA DREAM WORLD LLC (“ADW”)	December 2017	Full-service five-star hotel providing accommodation, food and beverage services, events and ancillary hospitality services under the Hilton brand
Wyndham hotel	CULTURAL LANDMARK HOTEL LLC	December 2025	Full-service four-star hotel providing accommodation, food and beverage services, events and ancillary hospitality services under the Wyndham brand
CAEX exhibition center	CAEX LLC	December 2025	Exhibition and events venue, providing rental of exhibition space and related event organization and support services

2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation. The accompanying condensed combined financial statements and related notes of the Group were prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). All necessary adjustments were made to present fairly, in all material respects, the financial position, results of operations, and cash flows of the Group for all periods presented.

Principles of Combination. These condensed combined financial statements have been prepared to present the financial position, results of operations, and cash flows of entities that are under common control of the UBO as if they had operated as a single economic reporting entity. The combination is presented in accordance with GAAP, applying consolidation principles by analogy, as there was no single legal parent entity that directly controlled all entities included in the Group during the six months ended June 30, 2026 and the year ended December 31, 2025.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

The financial information of the Group entities has been combined on a line-by-line basis. All intercompany balances and transactions between the Group entities, including intercompany revenues, expenses and other intra-group transfers, have been eliminated in full upon combination. Where necessary, adjustments have been made to ensure consistent accounting policies across all entities included in the condensed combined financial statements. Transactions between entities under common control have been reflected at their carrying amounts at the date of transfer. No step-up to fair value has been recognized in relation to assets or liabilities transferred between entities under common control.

The condensed combined financial statements do not necessarily represent the financial position, results of operations or cash flows of the Group on a stand-alone consolidated legal basis and may not be indicative of future performance following the substantial completion of the restructuring in July 2026 and its operation under its current legal structure.

The condensed combined financial statements were prepared on a historical cost basis. Financial assets and financial liabilities are measured at amortized cost under GAAP.

Use of Estimates and Assumptions. The preparation of the condensed combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities as of the date of the condensed combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, but are not limited to, the useful lives of long-lived assets, uncertain tax positions and the allowance for expected credit losses.

Foreign Currency Translation and Transactions. The determination of functional currency is based on the criteria set forth in ASC 830, Foreign Currency Matters. The functional currency of each entity within the Group is the Uzbek Soum (“UZS”), which reflects the primary economic environment in which the entities of the Group generate and expend cash. The Group’s reporting currency is U.S. dollar (“$”).

Transactions denominated in currencies other than the functional currency (primarily $ and EUR) are recorded at the exchange rates prevailing on the dates of the transactions. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are measured at the exchange rate in effect at the respective reporting date. All gains and losses arising from foreign currency transactions are recorded in the condensed combined statement of operations and comprehensive income during the year in which they occur.

The results and financial position of the Group are translated into the reporting currency as follows:

(i)	assets and liabilities for each balance sheet are translated at the closing rate at the end of the respective reporting period;

(ii)	income and expenses are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions);

(iii)	components of equity are translated at the historic rate; and

(iv)	all resulting exchange differences are recognized as foreign currency translation adjustment in other comprehensive income.

On June 30, 2026, the principal rate of exchange used for translating foreign currency balances was $ 1 = UZS 12,060.84 (December 31, 2025: $ 1 = UZS 12,025.33). For the three and six months ended June 30, 2026 and 2025, the average principal exchange rates used in translating income and expenses were as follows:

	Three months	Six months
June 30, 2026	(1$) - 12,055.62	(1$) – 12,102.41
June 30, 2025	(1$) - 12,842.72	(1$) – 12,893.07

Fair Value of Financial Instruments. Under ASC 820, Fair Value Measurement (ASC 820), “fair value” is defined as the price that would be received for the sale of an asset or paid for the transfer of a liability in an orderly transaction between market participants at the measurement date.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents. Cash and cash equivalents include cash on hand and in various bank accounts, and all short-term investments with an original maturity of three months or less.

The Group maintains cash and cash equivalents with various financial institutions in the Republic of Uzbekistan. The Group’s policy is designed to limit exposure to any one institution. The Group performs periodic evaluations of the relative credit standing of those financial institutions as part of its investment strategy.

Accounts Receivable and Other Receivables. Accounts receivable primarily represent amounts due from hotel guests for room occupancy and related services. Accounts receivable also include, among other items, receivables from tenants leasing space in hotel and non-hotel properties.

The Group generally provides credit terms of 15 to 30 days from the invoice date, depending on customer type and contractual arrangements. Credit is extended only to approved customers based on an evaluation of their financial condition, historical payment performance, and expected future business volume. Accounts receivable are recorded at the invoiced amount, net of an allowance for expected credit losses. The allowance for expected credit losses is estimated based on historical loss experience, current conditions and reasonable and supportable forecasts of future economic conditions.

All accounts receivable are unsecured, and the Group does not obtain collateral.

Other receivables include short-term balances arising from various operating activities, including rent receivables, interest receivable, claims and other amounts due from miscellaneous debtors.

Notes Receivable. Notes receivable are financial assets measured at amortized cost. They are initially recognized at the amount funded, net of any loan origination costs or fees.

Notes receivable are subsequently measured at amortized cost using the effective interest method. Any difference between the initial carrying amount and the contractual cash flows (including discounts or premiums arising on initial recognition) is recognized in profit or loss over the term of the note as interest income.

The Group recognizes an allowance for expected credit losses on notes receivable in accordance with ASC 326, based on historical experience, current conditions, and reasonable and supportable forecasts of future economic conditions.

Concentrations of Credit Risk. The Group currently conducts all of its operations in the Republic of Uzbekistan. Accordingly, the Group’s business, financial condition and results of operations are influenced by the political, economic and legal environment in Uzbekistan, including changes in governmental policies, taxation, currency regulation and other regulatory developments.

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable (including receivables from related parties) and advances to suppliers. The Group extends credit to certain customers in the normal course of business. While a portion of revenue is generated through credit sales, concentrations of credit risk in accounts receivable are limited due to generally short payment terms. The Group performs ongoing credit evaluations of its customers to further mitigate credit risk.

Inventory. Inventories consist primarily of food and beverage items used in the Group’s hospitality operations. Inventory is stated at the lower of cost or net realizable value (“NRV”) and is accounted for using the first-in, first-out method. NRV represents the estimated selling price in the ordinary course of business, less costs to sell.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

The Group evaluates inventories for potential impairment based on factors, such as spoilage, obsolescence, damage and expected selling prices. When the cost of inventory exceeds its NRV, the inventory is written down to NRV, and the resulting loss is recognized in the period incurred. Such write-downs are not subsequently reversed.

Prepaid Expenses and Other Current Assets. Prepaid expenses and other current assets include payments made in advance for goods and services to be received in future periods, including supplier advances, insurance, rent, service contracts, supplies, recoverable taxes and other short-term receivables. These amounts are initially recorded at historical cost and are expensed over the period in which the related economic benefits are consumed, consistent with the matching principle. Prepaid expenses are classified as current when expected to be utilized within twelve months or the normal operating cycle, and otherwise classified as non-current. Advances related to property and equipment are recorded within property and equipment. Prepaid balances are reviewed for impairment and written off when it is determined that future economic benefits are no longer probable.

Property and Equipment. Property and equipment are recorded at cost. Costs of improvements that extend the useful life, increase capacity, or improve service potential of an asset are capitalized. Costs for normal repairs and maintenance are expensed as incurred.

Depreciation begins when the asset is available for its intended use. Depreciation is recorded using the straight-line method over the assets’ estimated useful lives, which are generally as follows:

Useful life in years
Buildings and improvements	30 to 60 years
Equipment	3 to 13 years
Furniture and fixtures	3 to 13 years
Other	3 to 13 years

The estimation of useful lives of property and equipment involves judgment and is based on management’s experience with similar assets. The future economic benefits of these assets are consumed primarily through use; however, factors such as technical or commercial obsolescence and physical deterioration may also reduce the economic benefits expected to be derived from the assets.

Management reviews the useful lives of assets based on their current technical condition and the expected period over which the assets are anticipated to generate economic benefits for the Group. Key factors considered include:

(a)	the expected pattern of use of the assets;

(b)	expected physical wear and tear, which depends on operating conditions and maintenance programs; and

(c)	technical or commercial obsolescence arising from changes in market or industry conditions.

Subsequent expenditure is capitalized only when it is probable that future economic benefits will flow to the Group and the cost can be reliably measured.

Property and equipment are derecognized upon disposal or when no future economic benefits are expected, and the difference between disposal proceeds and carrying amount is recognized in profit or loss within other income or expense.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets. Impairment of long-lived assets is assessed whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability is first assessed by comparing the carrying amount of the asset or asset group with the estimated future undiscounted cash flows expected to result from its use and eventual disposition. If the carrying amount exceeds the undiscounted cash flows, the asset is considered not recoverable and an impairment loss is recognized. The impairment loss is measured as the excess of the carrying amount over the asset’s fair value, which is generally determined using discounted cash flow techniques or other valuation methods. Following recognition of an impairment loss, the adjusted carrying amount becomes the new cost basis and is depreciated over the remaining useful life. The Group periodically reviews the estimated useful lives of its long-lived assets to ensure they remain appropriate based on renovation requirements, maintenance practices and brand standards. Long-lived assets classified as held for sale are measured in accordance with the lower of carrying amount or fair value less costs to sell.

Accounts Payable and Other Liabilities. Accounts payable are recognized when the Group receives goods or services from a counterparty in accordance with the terms of the underlying arrangement. Accounts payable are initially recorded at the invoiced amount, which approximates their transaction price at recognition. Accounts payable are subsequently measured at amortized cost when a significant financing component exists; otherwise, they are carried at their invoiced amount. Accounts payable are derecognized when the related obligation is settled, cancelled or otherwise legally extinguished.

Accrued expenses and other liabilities primarily consist of royalty accruals, accrued employee salaries, utilities and other operating expenses incurred but not yet invoiced.

Contract Liabilities. Contract liabilities represent the Group’s obligation to transfer goods or services to a customer for which consideration has been received in advance or is otherwise due prior to revenue recognition. These primarily include advance deposits received for hotel accommodations, food and beverage services, event services and rental of facilities and office spaces.

Contract liabilities are recognized when:

●	cash is received in advance of performance, or

●	amounts billed exceed revenue recognized based on satisfaction of performance obligations.

Revenue is recognized from contract liabilities when (or as) the related performance obligations are satisfied, which generally occurs over the duration of a guest stay, event period or rental term.

Advance deposits may be refundable or non-refundable depending on contractual terms. Refundable deposits are generally returned upon cancellation within the specified cancellation period. Non-refundable deposits are recognized as revenue when the related services are provided or when the Group’s right to consideration becomes unconditional in accordance with ASC 606.

Unsatisfied performance obligations. The Group has elected the practical expedient under ASC 606 for contracts with an original expected duration of one year or less. Due to the short-term nature of its contracts, which primarily consist of hotel accommodations, events and related services, the Group’s remaining performance obligations are generally expected to be satisfied within 12 months. Accordingly, the Group does not disclose quantitative information about remaining performance obligations for these contracts.

Loans Payable. Loans payable are financial liabilities measured at amortized cost. They are initially recognized at the proceeds received, net of directly attributable debt issuance costs. Debt issuance costs are amortized to interest expense over the term of the related borrowings using the effective interest method.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

If the Group violates a covenant under a loan agreement at or before the reporting date, and the violation gives the lender the right to demand repayment on demand, the related liability is classified as current, even if the lender waives the breach after the reporting date but before the condensed combined financial statements are issued. This is because, at the reporting date, the Group does not have an unconditional right to defer settlement for at least twelve months after that date.

Loans payable are derecognized when the obligation is extinguished, i.e., when the contractual obligation is discharged, cancelled or expires.

Commitments and Contingencies. The Group enters into various contractual arrangements in the normal course of operating its hotel and exhibition properties. These commitments include, but are not limited to, non-cancelable purchase agreements for food and beverage supplies and operating materials; utility, maintenance, cleaning, security, and facility management contracts; construction, renovation, and capital improvement contracts; and service contracts related to hotel management, franchise agreements, reservation and marketing systems, and exhibition and event operations. Such arrangements are not recognized in the condensed combined financial statements until the related goods or services are received in accordance with ASC 440, Commitments.

The Group also evaluates loss contingencies in accordance with ASC 450, Contingencies, and recognizes a liability when a loss is probable and reasonably estimable, or discloses the nature and estimated range of possible loss when a loss is reasonably possible but not probable or cannot be reasonably estimated. Contingencies may arise from guest claims, employee matters, vendor and contractor disputes, tax and regulatory matters, and obligations arising from hotel and exhibition operations.

Financial Guarantees. In accordance with ASC 460, financial guarantee-related liability is not recognized when the Group issues a financial guarantee to a third party in respect of a loan obtained by the Group’s related party, which is outside of the Group but under the ultimate control of the same UBO.

Revenue Recognition. The Group recognizes revenue in accordance with ASC 606, when control of goods or services is transferred to customers, in an amount that reflects the consideration expected to be received. The Group’s contracts generally have short durations and do not include significant variable consideration, complex financing components or frequent contract modifications. Revenue is presented net of taxes collected on behalf of governmental authorities. Payments are typically received in advance or at the time services are rendered.

The Group offers discounted rates through established pricing programs, including for loyalty members, advance bookings, and customers meeting defined credit criteria. These discounts are customary, non-discretionary, and are accounted for as reductions of the transaction price, with revenue recognized net of such discounts. The impact of loyalty programs is not material to the Group’s condensed combined financial statements.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Revenue is disaggregated by major revenue streams, as described in the table below:

Major revenue streams	Revenue recognition

Room (accommodation)	Room revenue relates to the provision of lodging services. Revenue is recognized over time, on a daily basis, as rooms are occupied. Where bookings include breakfast, the transaction price is allocated between lodging and breakfast based on the residual approach. For non-refundable bookings, revenue is recognized when the stay occurs or when cancellation or no-show rights lapse. Loyalty programs provide customers with a material right; therefore, a portion of the transaction price is deferred and recognized when points are redeemed or expire.

Events	Events revenue includes venue rental and related services such as catering, equipment rental and event support services. These services are considered a single performance obligation and revenue is recognized over time, typically on a straight-line basis over the event period.

Food and beverage	Food and beverage revenue includes restaurant, room service, minibar and bar sales. Revenue is recognized at a point in time when goods are delivered and services are rendered.

Other services	Other services include laundry, spa, gym, parking and rental of facilities and office spaces. Revenue is generally recognized at a point in time when the service is rendered, except for services such as space rental, which is recognized over time as the customer simultaneously receives and consumes the benefits.

	Three Months Ended		Six Months Ended
(in thousands)	2026	2025	2026	2025
Room (accommodation)	$5,237	$6,407	$8,239	$8,791
Events	4,332	4,524	6,186	5,875
Food, beverage and other	1,677	1,838	2,950	3,859
Total revenue	$11,246	$12,769	$17,375	$18,525

Cost of Sales. Cost of sales primarily consists of expenses directly associated with providing hospitality services and managing the exhibition center. These costs include labor and related employee benefits for operational staff, food and beverage costs, guest supplies, laundry and cleaning services, depreciation, directly attributable taxes, royalty expenses, and other direct expenses incurred in delivering services. These costs are recognized as incurred in the period to which they relate.

Selling, General and Administrative Expenses (“SG&A”). SG&A expenses consist of costs not directly attributable to providing hospitality services or operating the exhibition center. These expenses include corporate and administrative salaries and related employee benefits, marketing and advertising costs, professional and consultancy fees, office and IT expenses, insurance and other general overhead costs. SG&A expenses are recognized as incurred in the period to which they relate.

Employee Benefits. Employee benefits comprise wages, salaries, contributions to Uzbekistan state pension and social insurance funds, paid annual and sick leave and bonuses. These costs are accrued in the year in which the Group’s employees render the associated services. The Group participates in a statutory defined contribution scheme and does not have any legal or constructive obligation to provide post-employment or other long-term employee benefits beyond the required statutory contributions.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Operating Segments. Operating segments are reported in a manner consistent with the internal reporting provided to the Group’s chief operating decision maker (“CODM”), who is responsible for allocating resources and assessing the performance of the segments. The Group has identified its chief operating decision maker as the parent company’s Chief Executive Officer.

The Group evaluates performance and allocates resources based on discrete operating segments that generate revenues and incur expenses from providing hospitality services and managing the exhibition center. The Group’s reportable segments are determined based on the nature of services provided and the internal management structure used for decision-making.

Segment results include revenues and expenses directly attributable to each segment, as well as allocations of certain centrally managed costs where such allocations are reasonable and consistently applied. Unallocated items primarily include corporate-level administrative expenses, financing costs, and income taxes.

Allowance for Expected Credit Losses. The Group recognizes an allowance for expected credit losses on financial assets measured at amortized cost, including accounts receivable and notes receivable, in accordance with ASC 326, Financial Instruments - Credit Losses (“CECL”). The allowance represents management’s estimate of lifetime expected credit losses and is recorded as a contra-asset, reducing the amortized cost basis of the related financial assets.

Under the CECL model, expected credit losses are estimated over the contractual term of the financial asset, adjusted for expected prepayments when applicable. The estimate incorporates relevant information about past events, current conditions, and reasonable and supportable forecasts. Key factors considered include:

●	Segmentation of financial assets into pools with similar risk characteristics;

●	Evaluation of individual exposures where risk characteristics are not shared with a pool;

●	Historical credit loss experience;

●	Current economic conditions; and

●	Reasonable and supportable forecasts, including macroeconomic indicators such as GDP growth in Uzbekistan.

For accounts receivable, the Group applies a provision matrix approach, whereby receivables are grouped into portfolios with similar risk characteristics (e.g., operating receivables and deferred sales of property) and stratified by aging categories. Historical loss rates are calculated for each aging bucket and adjusted to reflect current conditions and forward-looking information. These adjusted loss rates are applied to the corresponding aging categories to estimate expected credit losses. A receivable is considered past due when payment is not received within the contractual credit terms.

The Group generally assumes that defaulted accounts receivable will ultimately be collected, and therefore, the only economic loss associated with these balances relates to the time value of money arising from delayed settlement. Accordingly, to reflect the loss given default, the gross carrying amounts of accounts receivable in each aging bucket are discounted using the relevant interest rates published by the Central Bank of Uzbekistan. This approach captures the present-value impact of payment delays while recognizing that credit losses other than timing effects are not expected based on historical experience.

For notes receivable, the Group applies a CECL approach, incorporating counterparty-specific credit risk, past due status, credit quality indicators, and industry and geographic risk factors. Loss given default assumptions are based on available recovery data, including external benchmarks where appropriate.

Financial assets are written off when they are deemed uncollectible and all reasonable collection efforts have been exhausted. Write-offs are recorded against the allowance for expected credit losses. Recoveries of amounts previously written off are recognized in profit or loss when received.

The Group updates its estimate of expected credit losses at each reporting date using the best available information. Due to the use of forward-looking assumptions, including macroeconomic forecasts and customer payment behavior, actual results may differ from those estimates.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

In accordance with ASC 326-20-50-13, the Group discloses a roll forward of the allowance for credit losses, including the beginning balance, current-period provision, write-offs, recoveries, and ending balance. Because these inputs require management judgment and are inherently uncertain, changes in assumptions, particularly those related to economic conditions or customer payment patterns, may result in material adjustments to the allowance for credit losses in future periods. The Group updates its CECL estimates at each reporting date using the best available information.

Income Taxes. The Group accounts for income taxes in accordance with ASC 740 Income Taxes. Income tax expense comprises current and deferred tax. Income tax is recognized in the condensed combined statement of operations, except to the extent it relates to items recognized directly in equity or other comprehensive income.

Current income tax expense represents the amount of income taxes payable or recoverable in respect of the taxable profit or loss for the current period, based on enacted tax rates and laws in the Republic of Uzbekistan where the Group operates.

Deferred income taxes are recognized using the asset and liability method for temporary differences between the financial reporting bases of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the periods when the temporary differences are expected to reverse. Deferred tax assets are recognized for deductible temporary differences, net operating loss carryforwards, and tax credit carryforwards, to the extent that it is more likely than not (a likelihood of greater than 50 percent) that taxable income will be available against which these amounts can be utilized.

A valuation allowance is established to reduce deferred tax assets to the amount that is more likely than not to be realized. The Group evaluates both positive and negative evidence, including historical results and projections of future taxable income, in assessing the need for a valuation allowance.

Deferred tax assets and liabilities are presented as non-current in the condensed combined balance sheet and are offset when they relate to the same tax jurisdiction.

Uncertain tax positions. The Group evaluates uncertain tax positions in accordance with the recognition and measurement guidance for income taxes. Tax positions are recognized only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authorities, based on the technical merits of the position. Recognized tax positions are measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. The Group recognizes interest and penalties related to uncertain tax positions, if any, within income tax expense.

3. Recently Adopted Accounting Pronouncements

ASU 2025-05 — Financial Instruments—Credit Losses (Topic 326): Practical Expedient for Accounts Receivable and Contract Assets

●	Description: Provides a practical expedient for short-term trade accounts receivable and contract assets to estimate current expected credit losses (CECL) by allowing entities to assume current economic conditions persist over the brief collection period.

●	Adoption Status: The Company adopted this standard effective January 1, 2026. The adoption was applied on a modified retrospective basis.

●	Impact: The practical expedient simplified the calculation process for trade receivables and did not result in a material cumulative-effect adjustment to opening accumulated deficit or combined net income.

ASU 2023-09 — Income Taxes (Topic 740): Improvements to Income Tax Disclosures

●	Description: Mandates standardized categories for annual rate reconciliations and disaggregated disclosures of income taxes paid by jurisdiction.

●	Adoption Status: Adopted for fiscal years beginning after December 15, 2025.

●	Impact: The standard is limited to enhanced financial statement footnote disclosures and has no effect on financial condition, condensed combined results of operations, or cash flows.

4. New Accounting Pronouncements

ASU 2024-03 — Income Statement Reporting—Expense Disaggregation Disclosures (Subtopic 220-40)

●	Description: Requires public business entities to disaggregate specified operating expense line items into specific cost categories (such as compensation, depreciation, and inventory costs) within the footnotes.

●	Effective Date: Effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted.

●	Expected Impact: Management is preparing systems to extract line-item expense components. Because this update strictly alters footnote disclosures, it will not impact condensed combined financial position, net income, or cash flows.

ASU 2026-02 — Environmental Credits and Obligations (Topic 407)

●	Description: Establishes recognition, measurement, and presentation criteria for environmental credits (e.g., carbon offsets, renewable energy certificates) and compliance obligations.

●	Effective Date: Effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted.

●	Expected Impact: The Company is currently evaluating the impact of adopting this standard on its condensed combined financial statements and footnote disclosures.

5. Segment Information

The CODM is the Group’s parent company’s Chief Executive Officer, who, together with senior management, regularly reviews the operating results of the hospitality and exhibition segments. Segment performance is evaluated primarily based on segment revenues and operating results prepared in accordance with the Group’s internal accounting policies used for management reporting. The CODM uses these segment results to assess profitability and operating efficiency, compare performance across periods, determine annual operating budgets, approve capital expenditures and allocate financial and human resources between segments. Segment results are presented on the same basis as the information provided to the CODM. A reconciliation of total segment profit or loss to condensed combined profit or loss prepared in accordance with GAAP is presented below.

The Group has identified two reportable segments, which reflect the manner in which the CODM evaluates performance and allocates resources. These segments are determined based on the nature of the Group’s services, the internal organizational structure and the distinct economic characteristics of each business activity as reflected in internal reporting provided to the CODM. Segment revenues and operating results are prepared in accordance with the Group’s internal accounting policies.

●	Hospitality — operation of two hotel properties and provision of related accommodation and guest services.

●	Exhibition — operation of an exhibition center used for hosting international and domestic exhibitions and events.

The hospitality segment comprises revenues from all four revenue streams, while the exhibition segment includes revenues from events and related services.

5. Segment Information (Continued)

	Holding Company		Hospitality				Exhibition				Total
	Three Months	Six Months	Three Months		Six Months		Three Months		Six Months		Three Months		Six Months
	Ended	Ended	Ended		Ended		Ended		Ended		Ended		Ended
	June 30,	June 30,	June 30,		June 30,		June 30,		June 30,		June 30,		June 30,
	2026	2026	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025
Revenue	-	-	$7,990	$10,241	$13,786	$14,378	$1,318	$2,087	$2,584	$2,788	$9,308	$12,328	$16,370	$17,166
Cost of sales	-	-	(5,150)	(5,820)	(9,470)	(9,783)	(711)	-	(1,139)	-	(5,861)	(5,820)	(10,609)	(9,783)
Gross profit	-	-	2,840	4,421	4,316	4,595	607	2,087	1,445	2,788	3,447	6,508	5,761	7,383
Selling, general and administrative expenses	(13)	(21)	(862)	(878)	(1,458)	(1,451)	(360)	(310)	(735)	(630)	(1,236)	(1,188)	(2,214)	(2,081)
Provision for bad debts	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other operating expenses, net			(3,753)	(3,188)	(7,123)	(2,609)	(555)	(983)	(1,407)	(1,424)	(4,308)	(4,171)	(8,530)	(4,033)
Operating income	(13)	(21)	(1,775)	355	(4,265)	534	(309)	794	(697)	734	(2,097)	1,149	(4,983)	1,269
Interest income	-	-	552	1	1,378	3	-	-	-	-	552	1	1,378	3
Interest expense	-	-	(548)	(699)	(1,212)	(1,438)	-	-	-	-	(548)	(699)	(1,212)	(1,438)
Net foreign exchange gain/(loss)	-	-	383	679	(166)	675	10	(3)	(1)	(3)	393	675	(167)	672
Other expenses, net	-	-	(75)	22	(151)	23	-	-	-	-	(75)	22	(151)	23
Income/(loss) before income taxes	(13)	(21)	(1,463)	358	(4,416)	(204)	(299)	791	(698)	731	(1,775)	1,148	(5,135)	529
Income tax expense	-	-	-	-	(3)	-	-	-	-	-	-	-	(3)	-
Net income/(loss) in accordance with statutory accounting policies	(13)	(21)	(1,463)	358	(4,419)	(204)	(299)	791	(698)	731	(1,775)	1,148	($5,138)	$529

5. Segment Information (Continued)

	Holding Company		Hospitality				Exhibition				Total
	Three Months	Six Months	Three Months		Six Months		Three Months		Six Months		Three Months		Six Months
	Ended	Ended	Ended		Ended		Ended		Ended		Ended		Ended
	June 30,	June 30,	June 30,		June 30,		June 30,		June 30,		June 30,		June 30,
	2026	2026	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025
US GAAP adjustments not allocated to segments
Revenue	-	-	1,937	441	1,005	1,359	-	-	-	-	1,937	441	1,005	1,359
Cost of sales	-	-	49	943	216	1,233	(161)	(706)	(315)	(1,479)	(111)	237	(99)	(246)
Selling, general and administrative expenses	-	(109)	(53)	119	(114)	202	226	200	495	463	173	319	273	665
Provision for bad debts, net	-	-	(186)	(44)	(175)	(94)	-	-	-	-	(186)	(44)	(175)	(94)
Impairment loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss on classification as held for sale	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other operating expenses, net	-	-	3,555	3,156	6,778	2,554	520	431	1,293	819	4,076	3,588	8,072	3,373
Interest income	-	-	9	349	1,013	676	-	-	-	-	9	349	1,013	676
Interest expense	-	-	8	(43)	(16)	(77)	-	-	-	-	8	(43)	(16)	(77)
Net foreign exchange gain/(loss	-	-	(75)	15	(150)	16	(6)	-	(6)	-	(81)	15	(156)	16
Other expenses, net	-	-	75	-	151	-	-	-	-	-	75	-	151	-
Income tax expense	-	-	(858)	(831)	(1,319)	(990)	(88)	(181)	(4)	(59)	(946)	(1,012)	(1,324)	(1,049)
Combined net income in accordance with statutory accounting policies	$(13)	$(130)	$2,998	$4,464	$2,970	$4,675	$193	$535	$765	$474	$3,179	$4,998	$3,606	$5,152

Hospitality segment. The hospitality segment comprises the hotel operations of AKFA DREAM WORLD LLC in Tashkent, operating under a franchise agreement with the Hilton brand, and CULTURAL LANDMARK HOTEL LLC in Bukhara, operating under a franchise agreement with the Wyndham brand. Both entities are wholly owned and managed locally, under the Parent’s oversight. The segment includes revenues and expenses related to room operations, events, and food, beverage, and other.

Exhibition segment. The exhibition segment includes the activities of CAEX LLC, which manages commercial renting and organizes international and domestic exhibitions and events.

6. Accounts Receivable, net

	June 30,	December 31,
(in thousands)	2026	2025
Accounts receivable	$5,088	$4,250
Less: allowance for credit losses	(647)	(390)
Total accounts receivable, net	$4,441	$3,860

The following table shows the movements in the allowance for expected credit losses during the period ended June 30, 2026, and the year ended December 31, 2025:

(in thousands)
Balance at January 1, 2025	$163
Provision for bad debts	212
Currency translation difference	15
Balance at December 31, 2025	$390
Provision for bad debts	251
Currency translation difference	6
Balance at June 30, 2026	$647

7. Notes Receivable

As of June 30, 2026, and December 31, 2025, notes receivable consisted of the following:

	June 30,	December 31,
(in thousands)	2026	2025
SKY EVENTS LLC (1)	$1,320	$5,060
Other	29	30
Less: allowance for credit losses	(18)	(68)
Total notes receivable, net	$1,331	$5,022

(1)

During 2024–2025, the Group issued interest-free short-term notes receivable to SKY EVENTS LLC totaling $9,785 thousand, with maturity extended to December 31, 2026. The notes were initially recognized at the amount funded, net of any loan origination costs or fees, with subsequent modifications, resulting in day-one losses of $1,108 thousand and $724 thousand recognized in other expenses during 2025 and 2024, respectively. The discount is amortized as interest income over the term.

As of June 30, 2026, the carrying amount was $1,320 thousand compared to a face value of $1,464 thousand. Repayments of principal and interest during June 30, 2026 and the year ended December 31, 2025 amounted to $5,406 thousand and $1,026 thousand, respectively.

7. Notes Receivable (Continued)

The following table shows the movements in the allowance for expected credit losses during the period ended June 30, 2026, and the year ended December 31, 2025:

(in thousands)
Balance at 1 January 2025	$79
Recoveries	(16)
Currency translation difference	5
Balance at 31 December 2025	68
Recoveries	(50)
Currency translation difference	-
Balance at June 30, 2026	$18

As of June 30, 2026, none of the Group’s notes receivable were past due.

8. Prepaid Expenses and Other Current Assets

	June 30,	December 31,
(in thousands)	2026	2025
Prepaid other taxes	$720	$645
Advances to vendors	746	423
General operating supplies	420	380
Others	493	219
Total prepaid expenses and other current assets	$2,379	$1,667

9. Property and Equipment, net

(in thousands)	June 30, 2026	December 31, 2025
Buildings and improvements	$99,784	$98,308
Equipment	4,667	4,947
Furniture and fixtures	6,610	6,645
Other	3,738	3,580
	114,799	113,480
Less: accumulated depreciation	(19,331)	(17,887)
Total property and equipment, net	$95,468	$95,593

For the period ended June 30, 2026 and the year ended December 31, 2025, the Group recognized depreciation expense of $2,083 thousand and $3,995 thousand, respectively, in the condensed combined statements of operations. Refer to Note 13 for information on the Group’s pledged property and equipment.

During the period ended June 30, 2026, and the year ended December 31, 2025, additions from related party, DISCOVER INVEST LLC, amounted to $1,988 thousand and $4,516 thousand, respectively. Additionally, during 2025, a refund of construction advances made amounting to $4,667 thousand was received from DISCOVER INVEST LLC.

10. Accounts Payable and Other Liabilities

	June 30,	December 31,
(in thousands)	2026	2025
Current
Accounts payable	$2,420	$1,709
Accrued payroll and employee benefits	882	419
Other liabilities	155	150
Total accounts payable and other liabilities	$3,457	$2,278
Non-current
Long-term deferred income	276	177
Commission payable on borrowings	82	77
Total accounts payable and other liabilities	$358	$254

Long-term deferred income represents a long-term part of the year-end balance of an advance payment of $500 thousand received in 2020 by the Group under a licensing agreement with Hilton Global. The advance payment is amortized on a straight-line basis over 25 years. As the payment relates to future rights and services to be provided over the contract term, the unamortized balance is presented in the condensed combined balance sheets until recognized in profit or loss within other income.

11. Contract Liabilities

The following table summarizes the activity of contract liabilities during the period ended June 30, 2026, and the year ended December 31, 2025:

	June 30,	December 31,
(in thousands)	2026	2025
Balance at the beginning of the period/year	$2,640	$2,295
Increase due to consideration received in advance	2,793	2,640
Revenue recognized from beginning contract liabilities	(2,640)	(2,295)
Balance at the end of the period/year	$2,793	$2,640

Contract liability balances as of June 30, 2026, and December 31, 2025, presented in the table above, include balances with related parties of $171 thousand and $138 thousand, respectively (see Note 21).

The Group estimates that the contract liabilities will be recognized as revenue within one month after the end of the respective reporting period. Advances from customers represent predominantly payments received for rooms, events and rentals.

12. Other Taxes Payable

	June 30,	December 31,
(in thousands)	2026	2025
VAT payable	$698	$786
Payroll tax payable	81	66
Other	93	170
Total other taxes payable	$872	$1,022

13. Loans Payable

	June 30,	December 31,
(in thousands)	2026	2025
Loans from HBK	$25,497	$35,186
Other	9	-
Less: current maturities of loans payable	(10,217)	(14,705)
Total loans payable	$15,289	$20,481

As of June 30, 2026 and December 31, 2025, loans payable primarily consist of the loans from Halyk Bank of Kazakhstan (“HBK”), denominated in $, bearing interest at 7.5% p.a. and maturing on September 15, 2029.

In accordance with the loan agreements with HBK, the Group’s loans are secured by ADW’s property and equity interests in ADW, as disclosed in the following table:

(In thousands)
Lender	Borrower	Secured by	Nature of collateral	June 30, 2026	December 31, 2025

HBK	ADW	Collateral	Building and property	$51,354	$50,271

HBK	ADW	Collateral	Share in AKFA DREAM WORLD LLC	7,012	7,012

As of June 30, 2026, the aggregate maturities for loans payable, assuming all extension options available in agreements are exercised, are as follows:

Year	(in thousands)
2027	$10,208
2028	10,239
2029	5,050
Total loans payable	$25,497

14. Contributed Capital

TEG SPV LLC was established as the Group’s holding company in October 2025 with contributed capital of $43,287 thousand. On June 1, 2026, the parent company made a non-cash capital contribution of $41,062 thousand to TEG SPV LLC, increasing the holding company’s contributed capital to $84,349 thousand. For purposes of these combined financial statements, the holding company’s contributed capital has been presented retrospectively as if the current capital structure had been in place since January 1, 2024.

(in thousands)	December 31, 2025
TOURISM AND ENTERTAINMENT GROUP LLC	$84,349
WELLMORE LLC	0
Effect of combining the Group’s other entities	(192)
Currency transaction difference	(1,859)
Total contributed capital	$82,298

The contributed capital is allocated to each legal entity based on its registered ownership interests. TOURISM AND ENTERTAINMENT GROUP LLC, as the parent, holds substantially all of the Group’s contributed capital, with WELLMORE LLC holding a nominal ownership interest to comply with local corporate law requirements.

From time to time, the Group pays expenses on behalf of the UBO. These amounts are recorded as owner distributions in the condensed combined statements of changes in equity. During the period ended June 30, 2026 and the year ended December 31, 2025, owner distributions amounted to $6,854 thousand and $10,728 thousand, respectively. The 2025 distributions comprised cash distributions of $10,346 thousand and noncash distributions of $382 thousand.

15. Cost of Sales

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Employee compensation and benefits	$1,448	$1,400	$2,790	$2,626
Operating supplies and consumables	1,413	1,242	2,268	2,037
Depreciation expense	982	958	2,074	2,088
Taxes other than income tax	446	553	843	1,210
Royalty expense	320	375	535	547
Utilities expense	406	323	657	484
Other	958	734	1,539	1,034
Total cost of sales	$5,973	$5,585	$10,706	$10,026

16. Selling, General and Administrative Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Employee compensation and benefits	$580	$333	$1,000	$624
Advertising expenses	282	257	475	351
Other taxes	-	99	-	145
Depreciation expense	2	10	4	19
Other	199	170	463	277
Total selling, general and administrative expenses	$1,063	$869	$1,942	$1,416

17. Income Taxes

(a) Components of income tax (expense) / benefit

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Current tax expense	$(576)	$(663)	$(1,095)	$(709)
Deferred tax expense	(370)	(349)	(231)	(340)
Income tax expense for the year	$(946)	$(1,012)	$(1,326)	$(1,049)

17. Income Taxes (Continued)

(b) Income tax reconciliation

The income tax rate applicable to the Group’s income for the six months ended June 30, 2026, and for the year ended December 31, 2025, was 15%. A reconciliation between the theoretical and actual tax charges is presented below:

	Three Months Ended June 30,				Six Months Ended June 30,
(in thousands)%		2026	%	2025	%	2026	%	2025
		$4,125		$6,010		$4,932		$6,201
Theoretical tax charge at statutory rate of	15%	(619)	15%	(902)	15%	(740)	15%	(930)
Tax effect of items which are not deductible or assessable for taxation purposes:
- Non-deductible expenses	(2)%	(68)	0%	(4)	(1)%	(67)	(0)%	(11)
- Other	(6)%	(259)	(2)%	(106)	(11)%	(519)	(2)%	(108)
Income tax expense for the year		$(946)		$(1,012)		$(1,326)		$(1,049)

Hilton Tashkent was granted an exemption from all types of taxes, including value-added tax and income tax, under a secret Presidential Decree issued in 2017 in relation to its construction and operation. The tax exemption was valid through 1 January 2025.

Hilton Tashkent commenced operations in late 2019 and began applying the tax incentive in 2020. Hilton Tashkent applied the value-added tax exemption available under the decree from the commencement of its operations; however, it did not apply the income tax exemption. This was due to the absence of taxable income and the existence of accumulated tax losses in the periods up to 2020. Under the general principles of Uzbek tax legislation, tax incentives granted by law or decree represent a right of the taxpayer rather than an obligation.

(c) Deferred taxes analyzed by type of temporary difference

The Group measures and recognizes current income tax payable and the tax bases of assets and liabilities in accordance with the tax legislation of the Republic of Uzbekistan. The Group is subject to certain permanent tax differences arising from the non-deductibility of specific expenses and from certain types of income that are not subject to taxation. Deferred taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

17. Income Taxes (Continued)

Temporary differences as of June 30, 2026, as of December 31, 2025 and January 1, 2024 primarily relate to differences in the methods and timing of income and expense recognition, as well as temporary differences arising from differences in the tax bases of certain assets and liabilities. The tax effect of movements in these temporary differences is presented in detail below:

(in thousands)	1 January 2026	Charged/ (credited) to profit or loss	Currency translation difference	31 March 2026	Charged/ (credited) to profit or loss	Currency translation difference	30 June 2026
Tax effect of deductible/(taxable) temporary differences
Property and equipment, net	(108)	107	2	1	10	(108)	(97)
Inventories	50	(48)	(2)	-	(49)	49	-
Accounts receivable	(329)	161	5	(163)	(112)	(165)	(440)
Notes receivable	446	(150)	(6)	290	(162)	155	283
Accounts payable and other liabilities	36	34	(1)	69	43	(33)	79
Prepaid expenses and other current assets	(46)	48	-	2	49	(49)	2
Loans payable	(5)	(13)	-	(18)	(10)	13	(15)
Net deferred tax asset/(liability)	44	139	(2)	181	(231)	(138)	(188)

Recognized deferred tax asset	532	350	7	362	102	217	364
Recognized deferred tax liability	(488)	(211)	(9)	(181)	(333)	(355)	(552)
Net deferred tax asset/(liability)	44	139	(2)	181	(231)	(138)	(188)

17. Income Taxes (Continued)

(in thousands)	December 31, 2025	(Charged)/ credited to profit or loss	Currency translation difference	December 31, 2024	(Charged)/ credited to profit or loss	Currency translation difference	January 1, 2024
Tax effect of deductible/(taxable) temporary differences
- Property and equipment, net	$(107)	$(19)	$(8)	$(80)	$(14)	$4	$(70)
- Inventories	49	10	3	36	6	(1)	31
- Accounts receivable	(328)	(346)	(10)	28	(37)	(3)	69
- Notes receivable	446	87	29	330	112	(13)	231
- Prepaid expenses and other current assets	(46)	(33)	(2)	(11)	19	1	(31)
- Accounts payable and other liabilities	35	(1)	(1)	37	27	2	8
- Loans payable	(5)	17	(1)	(21)	(40)	-	19
- Contract liabilities	-	(107)	3	104	102	(3)	5
- Recorded tax losses	-	(139)	4	135	-	(7)	142
Net deferred tax asset/(liability)	44	(531)	17	558	175	(20)	404

Recognized deferred tax asset	530	114	17	670	266	7	505
Recognized deferred tax liability	(486)	(645)	-	(112)	(91)	(27)	(101)
Net deferred tax asset/(liability)	$44	$(531)	$17	$558	$175	$(20)	$404

18. Commitments and Contingencies

Financial guarantees. In March 2025, the Group guaranteed the obligations of a related party under a $100,000 thousand term facility agreement entered into with HBK. In addition, the Group repledged ADW’s same property, as disclosed in Note 13. The related party is under common control with the Group’s UBO but is not included within the Group. The Group does not receive consideration for issuing the guarantee and has no recourse against the related party in the event that any amounts are required to be paid under the arrangement.

Under the terms of the guarantee, the Group, together with certain other entities under common control, is jointly and severally liable in the event that the related party fails to meet its obligations under the facility. The guarantee remains in effect through December 31, 2031. The maximum potential future payments under the guarantee are $100,000 thousand, plus any accrued interest, fees and penalties under the terms of the facility.

No liability has been recognized in respect of this guarantee as of the inception date or at June 30, 2026 in accordance with the Group’s accounting policy.

18. Commitments and Contingencies (Continued)

Tax contingencies. Tax, currency and customs legislation in Uzbekistan in effect at the reporting date is subject to varying interpretations and may be applied inconsistently by tax authorities. As a result, management’s interpretations of applicable legislation, including the application of tax incentives, withholding taxes, VAT matters and other tax regulations, as well as the supporting documentation maintained by the Group, may be challenged and positions taken by the Group may be subject to review, which could result in the assessment of additional taxes, penalties and interest.

Tax authorities may generally review tax filings for a period of three calendar years following the end of the tax period in which the liability arose; however, under certain circumstances, earlier periods may also be subject to examination.

Management evaluates uncertain tax positions in accordance with GAAP and recognizes the effect of tax positions only when such positions are more likely than not to be sustained upon examination by the relevant taxing authorities, based on the technical merits of the position. Management believes that its interpretation of applicable legislation, including administrative practices and precedents, is appropriate and that the Group’s tax positions will be sustained if examined and, accordingly, no provisions for uncertain tax positions have been recognized as of June 30, 2026 and December 31, 2025. Administrative practices and precedents represent situations in which a tax position could be considered a technical violation of tax law, but it is widely known, well understood, and a consistent practice of the taxing authority (with full knowledge of the position being taken) to nonetheless accept the position. Management does not expect the resolution of any potential tax examinations to have a material adverse effect on the Group’s financial position, results of operations and cash flows.

19. Financial Risk Management

The Group is exposed to financial, operational and legal risks arising in the normal course of business. Financial risks include market risk (comprising foreign currency risk, interest rate risk and other price risk), credit risk, and liquidity risk. The primary objective of financial risk management is to establish appropriate risk limits and ensure ongoing compliance with those limits. Operational and legal risk management focuses on maintaining effective internal policies and procedures designed to mitigate such risks.

Concentration of credit risk and major customers. During the period ended June 30, 2026, revenue from the customer SKY EVENTS LLC represented approximately 14% ($2,440 thousand) of the Group’s total revenue. This revenue was generated within the hospitality segment.

As of June 30, 2026, SKY EVENTS LLC accounted for approximately 11% ($545 thousand) of the Group’s total gross accounts receivable ($5,088 thousand) and approximately 7% ($1,320 thousand) of total gross notes receivable ($19,088 thousand).

The Group is exposed to concentration risk to the extent that a significant portion of its revenue and receivables is attributable to a single customer.

Exposure to currency risk. The Group is exposed to currency risk primarily due to:

●	Purchases of raw materials and equipment denominated in $ and EUR;

●	$-denominated loans payable;

Fluctuations in the UZS/$ and EUR exchange rates may materially affect the Group’s financial position and results of operations.

Management monitors currency risk through:

●	Regular assessment of foreign currency–denominated monetary assets and liabilities

●	Forecasting of cash flows in foreign currencies

●	Monitoring of macroeconomic developments in Uzbekistan

●	Evaluation of natural hedges within the business model

19. Financial Risk Management (Continued)

Foreign currency–denominated monetary assets and liabilities

As of June 30, 2026, and December 31, 2025, the Group’s monetary assets and liabilities denominated in foreign currencies were as follows:

	Monetary financial	Monetary financial	Net
(in thousands)	assets	liabilities	exposure
June 30, 2026
US Dollars	$117	$(26,636)	$(26,519)
EURO	3	(147)	(144)
Total	$120	$(26,783)	$(26,663)

December 31, 2025
US Dollars	$3,424	$(35,742)	(32,318)
EURO	7	(151)	(144)
Total	$3,431	$(35,893)	$(32,462)

Interest rate risk. Changes in interest rates primarily affect the Group’s loans payable and loans receivable, influencing their fair value (for fixed-rate instruments).

The Group does not maintain a formal policy regarding the proportion of fixed-rate versus variable-rate exposure. When entering into new loans payable or lending arrangements, management evaluates whether a fixed or variable rate is more advantageous over the expected term of the instrument.

As of June 30, 2026 and December 31, 2025, the Group did not have financial assets or liabilities with variable interest rates.

Credit risk. Credit risk represents the risk of financial loss to the Group if a counterparty to a financial instrument fails to meet its contractual obligations. Credit risk arises from accounts receivable, other receivables, notes receivable and cash and cash equivalents. The maximum exposure to credit risk is represented by the carrying amounts of financial assets reported in the condensed combined balance sheets.

Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations associated with its financial liabilities as they fall due. The Group’s approach to liquidity management is to maintain sufficient liquidity to meet its obligations under both normal and stressed conditions without incurring unacceptable losses or damaging its reputation.

20. Fair Value Disclosures

The Group defines fair value based on the price that would be received upon sale of an asset or the exit price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Group uses a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value. The fair value hierarchy consists of three broad levels, which are described below:

●	Level 1 - Quoted prices for identical assets or liabilities in active markets that the entity has the ability to access.

●	Level 2 - Observable inputs, other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

●	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

20. Fair Value Disclosures (Continued)

The Group has estimated the fair value of its financial and non-financial instruments using available market information and valuation methodologies it believes to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts that would be realized upon disposition.

The carrying amounts of the Group’s cash and cash equivalents, accounts receivable and notes receivable as well as accounts payable and other payables, loans payable approximate their fair values.

21. Related Party Transactions and Balances

The Group identifies related parties in accordance with ASC 850, including the parent company, entities under common control and key management personnel. Amounts due to or from related parties are recognized as receivables or payables and measured at their carrying amounts. The Group discloses the nature of the relationship, the types and amounts of transactions, and outstanding balances.

Parties are considered related if one party controls, is controlled by, or is under common control with the other party, or has significant influence over the other party. Related party relationships are evaluated based on the substance of the relationship rather than solely its legal form.

The major related parties and their relationship with the Group, and the nature of their services provided to the Group, are summarized as follows:

Individual / entity name	Relationship with the Group	Major transactions with the Group
Mr. Jakhongir Abidovich Artikkhodjaev	UBO	Capital contribution, dividend distribution.
TOURISM AND ENTERTAINMENT GROUP LLC	Parent company	Loans issued
DISCOVER INVEST LLC	Entity under the common control	Construction of buildings, purchase and sale of vehicles
ADW-INTERNATIONAL CONGRESS HALL LLC	Entity under the common control	Loans issued
MULTINATIONAL MINE GROUP FE LLC	Entity under the common control	Loans issued
ARTEL ELECTRONICS LLC	Entity under the common control	Hospitality
MILLIY BOG XIZMATI LLC	Entity under the common control	Hospitality
ARTEL ELECTRONICS MANUFACTURING LLC	Entity under the common control	Hospitality
ARTEL SUPPORT LLC	Entity under the common control	Hospitality
CITIZEN TRAVEL LLC	Entity under the common control	Hospitality
RESTORAN N LLC	Entity under the common control	Hospitality
ENERGO POINT PRO LLC	Entity under the common control	Hospitality
AURUM GLOBAL GROUP FE LLC	Entity under the common control	Loans issued
NEWEXPO LLC	Entity under the common control	Loans issued
MILENIO LLC	Entity under the common control	Loans issued, sales of buildings
J-UNITED GROUP LLC	Entity under the common control	Procurement
DURABLE BETON LLC	Entity under the common control	Construction of buildings, purchase and sale of vehicles
MACMERRY MANAGEMENT LP	Entity under the common control	Hospitality
OBOD SHAHAR QURISH LLC	Entity under the common control	Hospitality
ARTEL TECHNICAL SCHOOL LLC	Entity under the common control	Hospitality
EXCELLENT SWEETS STORE LLC	Entity under the common control	Hospitality
AKFA FOOD LLC	Entity under the common control	Hospitality
OCARD LLC	Entity under the common control	Hospitality
GREEN ZONE OF WORLD LLC	Entity under the common control	Hospitality

21. Related Party Transactions and Balances (Continued)

ARIA SUG’URTA TASHKILOTI JSC	Entity under the common control	Hospitality
CENTRAL ASIAN UNIVERSITY LLC	Entity under the common control	Hospitality
CAU EDUTAINMENT LLC	Entity under the common control	Hospitality
AKFA MEDLINE LLC	Entity under the common control	Hospitality
AKFA BUILDING MATERIALS LLC	Entity under the common control	Hospitality
ALVIERO LLC	Entity under the common control	Hospitality
SMART ILLUMINATION LLC	Entity under the common control	Hospitality
AKFA ALUMINIUM LLC	Entity under the common control	Purchase of construction materials
TELERADIOKOMPANIYA ZO’R LLC	Entity under the common control	Hospitality
CITYNET LLC	Entity under the common control	Hospitality
CHALET RESTORAN LLC	Entity under the common control	Hospitality
TEXNOGARANT LLC	Entity under the common control	Hospitality
VIVA UNIVERSAL LINE LLC	Entity under the common control	Hospitality
INSPO CARE LLC	Entity under the common control	Hospitality
MAROON TRADE LLC	Entity under the common control	Hospitality
ASIA STAR PLAZA LLC	Entity under the common control	Loans issued
ONE TEAM HOSPITALITY LLC	Entity under the common control	Hospitality
EKZOTELLA LLC	Entity under the common control	Hospitality
PROFI SOLUTIONS LLC	Entity under the common control	Hospitality
ROUTESTAR LOGISTICS LLC	Entity under the common control	Hospitality
WAY TECHNO LLC	Entity under the common control	Hospitality

Balances with related parties consist of:

Due from related parties:	June 30,	December 31,
(in thousands)	2026	2025
Current assets
Accounts receivable	$263	$293
Other receivables	1,495	3,431
Notes receivable (net of allowance for credit losses of $148 and $175, respectively)	17,591	21,791
Prepaid expenses and other current assets	349	1,447
Total due from related parties	$19,698	$26,962

Below is a detailed breakdown of balances due from related parties:

Accounts receivable from related parties:

	June 30,	December 31,
(in thousands)	2026	2025
DISCOVER INVEST LLC	$225	$260
MILLIY BOG XIZMATI LLC	29	29
CITIZEN TRAVEL LLC	6	4
ARTEL ELECTRONICS MANUFACTURING LLC	2	-
DURABLE STONE CORP LLC	1	-
Total accounts receivable from related parties	$263	$293

21. Related Party Transactions and Balances (Continued)

Other receivables from related parties:

(in thousands)	June 30, 2026	December 31, 2025
DISCOVER INVEST LLC	$1,378	$3,388
RESTORAN N LLC	61	39
Other receivable on behalf of owner	52	-
CENTRAL ASIAN UNIVERSITY LLC	4	4
Total other receivables from related parties	$1,495	$3,431

Notes receivable from related parties, net:

			June 30,	December 31,
(in thousands)	Maturity	% p.a	2026	2025
ADW-INTERNATIONAL CONGRESS HALL LLC	Dec-26	14%	$9,310	$5,226
AURUM GLOBAL GROUP FE LLC	Nov-26	14%	5,475	13,026
Notes receivable on behalf of owner	Dec-26	Nil	2,210	2,346
TOURISM AND ENTERTAINMENT GROUP LLC	Dec-26	Nil	526	-
WAY TECHNO LLC	Apr-30	Nil	170	-
MULTINATIONAL MINE GROUP FE LLC	Dec-26	14%	18	1,346
NEWEXPO LLC	Dec-26	Nil	15	15
ONE TEAM HOSPITALITY LLC	Dec-26	Nil	15	7
Less: allowance for credit losses			(148)	(175)
Total notes receivable from related parties, net			$17,591	$21,791

The following table shows the movements in the allowance for expected credit loss for notes receivable from related parties:

(in thousands)
Balance at 1 January 2025	$-
Provision for bad debts	163
Currency translation difference	12
Balance at 31 December 2025	175
Recoveries	(27)
Currency translation difference	-
Balance at June 30, 2026	$148

21. Related Party Transactions and Balances (Continued)

Prepaid expenses and other current assets from related parties:

	June 30,	December 31,
(in thousands)	2026	2025
TOURISM AND ENTERTAINMENT GROUP LLC	$124	$180
AKFA MEDLINE LLC	123	-
WAY TECHNO LLC	81	-
MILENIO LLC	21	21
Prepayment on behalf of owner	-	1,208
J-UNITED GROUP LLC	-	30
ONE TEAM HOSPITALITY LLC	-	8
Total prepaid expenses and other current assets from related parties	$349	$1,447

Due to related parties:

	June 30,	December 31,
(in thousands)	2026	2025
Current liabilities
Accounts payable and other liabilities	$1,658	$1,655
Contract liabilities	171	138
Loans payable	41	47
Total due to related parties	$1,871	$1,840

Below is a detailed breakdown of balances due to related parties:

Accounts payable and other liabilities to related parties:

	June 30,	December 31,
(in thousands)	2026	2025
TOURISM AND ENTERTAINMENT GROUP LLC	$1,239	$69
ARTEL ELECTRONICS MANUFACTURING LLC	135	135
MILENIO LLC	124	124
DURABLE BETON LLC	63	63
MACMERRY MANAGEMENT LP	38	39
Other liability on behalf of owner	37	-
Other	22	1,225
Total accounts payable and other liabilities to related parties	$1,658	$1,655

21. Related Party Transactions and Balances (Continued)

Contract liabilities with related parties:

	June 30,	December 31,
(in thousands)	2026	2025
ARTEL ELECTRONICS MANUFACTURING LLC	$100	$-
ARIA SUG’URTA TASHKILOTI JSC	55	122
MILENIO LLC	14	14
DISCOVER INVEST LLC	2	2
Total contract liabilities with related parties	$171	$138

Loans payable to related parties:

			June 30,	December 31,
(in thousands)	Maturity	% p.a	2026	2025
TOURISM AND ENTERTAINMENT GROUP LLC	Dec-26	Nil	$41	$-
ASIA STAR PLAZA LLC	Dec-26	Nil	-	19
Loans payable on behalf of owner	Dec-26	Nil	-	28
Total loans payable to related parties			$41	$47

Revenue from related parties:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
RESTORAN N LLC	$46	$-	$12	$-
ARIA SUG’URTA TASHKILOTI JSC	37	-	59	-
CAU EDUTAINMENT LLC	25	29	-	29
ENERGO POINT PRO LLC	15	1	-	2
ARTEL ELECTRONICS MANUFACTURING LLC	7	14	6	21
DISCOVER INVEST LLC	5	3	20	6
AKFA BUILDING MATERIALS LLC	2	-	-	-
TELERADIOKOMPANIYA ZO’R LLC	1	-	1	-
AKFA MEDLINE LLC	-	5	46	5
CITIZEN TRAVEL LLC	-	10	34	20
DURABLE BETON LLC	-	-	7	-
CENTRAL ASIAN UNIVERSITY LLC	-	-	3	-
J-UNITED GROUP LLC	-	-	15	-
ALVIERO LLC	-	-	-	-
ARTEL ELECTRONICS LLC	-	-	-	2
SMART ILLUMINATION LLC	-	-	-	2
AKFA ALUMINIUM LLC	-	1	-	1
Total revenue from related parties	$138	$63	$203	$88

21. Related Party Transactions and Balances (Continued)

Purchases of inventory and general operating supplies from related parties:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
WAY TECHNO LLC	$99	$-	$99	$-
Other receivable on behalf of owner	77	458	77	529
OCARD LLC	24	7	38	10
CITYNET LLC	4	4	8	8
AKFA FOOD LLC	1	1	2	2
J-UNITED GROUP LLC	-	113	-	120
CHALET RESTORAN LLC	-	7	-	8
GREEN ZONE OF WORLD LLC	-	-	-	-
TEXNOGARANT LLC	-	1	-	1
Total purchases of inventory and general operating supplies from related parties	205	591	224	678

Interest income from related parties:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
ADW-INTERNATIONAL CONGRESS HALL LLC	$281	$1	$548	$3
AURUM GLOBAL GROUP FE LLC	267	-	771	-
MULTINATIONAL MINE GROUP FE LLC	-	-	55	-
WAY TECHNO LLC	4	-	4	-
Total interest income from related parties	$552	$1	$1,378	$3

See Notes 9 and 14 for other related party transactions.